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                                                                   EXHIBIT 10.17


                        ASSET PURCHASE AND SALE AGREEMENT

         THIS ASSET PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of the 3d day of April, 1998 by and between APPLIED EXTRUSION TECHNOLOGIES, INC., a Delaware corporation ("Seller"), and PRONET CORPORATION, a South Carolina corporation ("Buyer") (Buyer and Seller each being referred to as a "Party" and collectively as the "Parties").

         WHEREAS, Seller is currently engaged, through its operations in Salem, Massachusetts, in the business of owning and operating certain assets used primarily in the manufacture and sale of various specialized extruded plastic netting and extruded plastic profile products and related activities; and through certain of its operations in Middletown, Delaware (the "Middletown Facility"), in the business of owning and operating certain assets used primarily in the manufacture and sale of extruded plastic profile products used primarily in the utility industry (the "Utility Assets"), each on a going-concern basis (collectively, the "Business"); and

         WHEREAS, Buyer desires to buy and Seller wishes to sell all of the assets of Seller primarily used in or relating to the Business, except for those assets specifically excluded by this Agreement, on the terms and conditions set forth herein; and

         WHEREAS, Seller wishes to assign and the Buyer wishes to assume certain liabilities, agreements and rights of Seller on the terms and conditions set forth herein; and

         WHEREAS, Buyer and Seller agree that it is in their mutual best interests to effect an orderly transfer of the Business and all of the rights arising in connection therewith from Seller to Buyer; and

         WHEREAS, a majority of the outstanding capital stock of Buyer is owned by The Founders Fund of South Carolina, LP ("Founders Fund"), of which Vaxa Capital Management, LLC is the general partner and which is located in Greenville, South Carolina; and

         WHEREAS, to induce Seller to enter into this Agreement with Buyer, Founders Fund has agreed to execute and deliver to Seller a guarantee of all of Buyer's obligations hereunder, such guarantee to remain in full force and effect unless and until the Closing Date (as hereinafter defined) shall occur, whereupon it shall terminate and be of no further force or effect;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and each intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1. PURCHASE AND SALE

         Section 1.01. Assets. In reliance on the representations, warranties, covenants and agreements herein, and subject to the terms and conditions hereof, at the Closing (as defined below),



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Seller shall sell, convey, transfer and assign to Buyer, and Buyer shall purchase from Seller, free and clear of all liens, security interests and encumbrances (except as otherwise provided herein), all of Seller's right, title and interest in and to the assets of Seller used primarily in connection with the Business as at the Closing, as set forth below and subject to the exclusions contained in Section 1.02 hereof (the assets being so conveyed being referred to herein as the "Purchased Assets"):

                  (a) Real Estate. Seller's fee simple estate in that parcel of real property located at 96 Swampscott Road in Salem, Massachusetts, that is shown as Lot 699 on Land Court Plan No. 11802-42 (the "Salem Facility"), including all buildings, improvements and structures located thereon and all rights of way, easements and other appurtenances thereto as more fully described on Schedule 1.01(a) attached hereto;

                  (b) Fixed Assets. All tangible assets used primarily for the operation of the Business and located at the Salem Facility or the Middletown Facility or included in the Aero Safe Assets (as hereinafter defined), including without limitation, manufacturing machinery and equipment, production lines, tools, dies, fixtures, engineering and office equipment, substations, and furniture, including but not limited to the Material Fixed Assets (as hereinafter defined) listed on
         Schedule 1.01(b) attached hereto (collectively, the "Fixed Assets"); Seller shall be responsible for, and shall bear the cost of, removing, crating and delivering the Utility Assets to Buyer's shipper F.O.B. the Seller's loading dock at the Middletown Facility; Buyer shall be responsible for, and shall bear the cost of, transporting the Utility Assets from the Middletown Facility to such other location as Buyer shall desire, such delivery to Buyer's shipper by Seller to occur on such date as Buyer may specify by not less than seven business days' prior written notice given to Seller on or after the Closing Date; such removal, crating and delivery by Seller of the Utility Assets shall be completed by Seller in a first-class workman-like manner and without material damage of any kind to the Utility Assets; Buyer hereby agrees and covenants to indemnify, defend and hold Seller harmless for all costs (including without limitation, attorneys' fees) associated with its relocation of the Utility Assets, other than such removal, crating and delivery by Seller of the Utility Assets, unless and then not to the extent such costs arise from Seller's negligence or wilful misconduct;

                  (c) Inventories. All inventories of the Business as of the Closing Date, including without limitation raw materials, work-in-process, finished goods, processing materials, purchased parts, machine parts, maintenance parts, tools, testing equipment and supplies, all to the extent used primarily in the Business (the "Inventory"); the removal and shipping of any Inventory located at the Middletown Facility shall be effected in the same manner and on the same basis as the removal and shipping of the Utility Assets;

                  (d) Data and Records. All financial, accounting and operating data and records relating primarily to the Business, including without limitation all books, records, notes, sales and sales promotional data, advertising materials, credit information, cost and pricing information, customer list, supplier list, business plans, projections, reference catalogs,


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         payroll and personnel records and other similar property, rights and information (collectively the "Books and Records"); the removal and shipping of any Books and Records located at the Middletown Facility shall be effected in the same manner and on the same basis as the removal and shipping of the Utility Assets;

                  (e) Intellectual Property. All commercial and technical trade secrets, engineering, production and other designs, drawings, specifications, formulae, technology, computer and electronic data processing programs and software, inventions, processes, know-how, confidential information and other proprietary property, rights and interests used primarily in the Business, including without limitation those patents, trademarks and/or service marks set forth on Schedule 1.01(e) attached hereto, (collectively "Intellectual Property");

                  (f) Contracts and Rights. All leases, license agreements, contracts, agreements, sale orders, purchase orders, open bids and other commitments, warranties and warranty claims and awards relating primarily to the Business including the Material Contracts (as defined herein) as set forth on Schedule 1.01(f) attached hereto; (collectively, the "Contracts and Rights");

                  (g) Licenses and Permits. All licenses, permits, authorizations, approvals and similar items relating primarily to the Business (collectively, the "Licenses"); and

                  (h) Accounts Receivable; Prepaid Expenses. All accounts receivable and prepaid expenses relating primarily to the Business.

         Section 1.02. Exclusions. The Purchased Assets shall not include:

                  (a) The trademark "Plastinet" and all derivatives thereof (all previously-used derivatives thereof being listed on Schedule 1.02(a) attached hereto); provided, however, that Buyer shall be entitled to use such trademark and derivatives with respect to the "Rockshield" product line to the extent currently used by Seller with respect to such product line and on products currently included in such product line, and a license to this effect shall be included in the Trademark and Service Mark Assignment (as hereinafter defined).

                  (b) The cash and cash equivalents related to the Business;

                  (c) Corporate records;

                  (d) Tax returns, workpapers and other documents related thereto;

                  (e) All rights, claims and awards (including without limitation rights, claims and awards under insurance agreements) which relate to any liability or obligation of Seller which is not an Assumed Liability or an asset which is not a Purchased Asset; and


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                  (f) All other assets, properties, contracts or contract
         rights, whether tangible or intangible, except as specifically identified herein as Purchased Assets.


ARTICLE 2. PURCHASE PRICE AND PAYMENT; ASSUMED LIABILITIES

         Section 2.01. Purchase Price. Subject to Section 2.06 hereof, the purchase price ("Purchase Price") for the Purchased Assets shall be $26,500,000 in cash, which shall be paid by Buyer to Seller on the Closing Date in immediately available funds by federal wire transfer to an account designated by Seller.

         Section 2.02. Assumption of Certain Liabilities. In reliance on the representations, warranties, covenants and agreements herein, and subject to the terms and conditions hereof, at and after the Closing, and in addition to the payment of the Purchase Price, Buyer will assume and satisfy, pay or perform when due in accordance with the terms thereof and without recourse to Seller, the following obligations and liabilities (collectively, the "Assumed Liabilities"):

                  (a) All obligations and liabilities relating to the Contracts and Rights;

                  (b) All accounts payable and accrued expenses of the Business;

                  (c) All obligations and liabilities assumed by Buyer pursuant to Section 7.02 hereof; and

                  (d) All obligations and liabilities arising in connection with the conduct of the Business after the Closing.

         Section 2.03.[Deleted.]

         Section 2.04. No Other Liabilities Assumed. Seller shall not assign to Buyer, and Buyer will not assume from Seller, any liabilities or obligations of Seller of any kind except for the Assumed Liabilities and except as may be otherwise specifically set forth in this Agreement or in another document executed by the Parties. Without limiting the generality of the foregoing sentence, Buyer shall assume neither any product liability or warranty claims relating to products sold by Seller in the conduct of the Business prior to the Closing Date nor any of Seller's obligations under the $6,500,000 principal amount of City of Salem, Massachusetts Flexible Mode Industrial Development Revenue Bonds (Applied Extrusion Technologies, Inc. Issue) dated as of December 6, 1990.

         Section 2.05. Allocation of Purchase Price. Schedule 2.05 attached hereto sets forth the preliminary agreement of the Parties with respect to the allocation of the Purchase Price for tax purposes. The Parties will negotiate in good faith to reach final agreement with respect to such allocation at or prior to the Closing.


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         Section 2.06. Post-Closing Adjustment.

                  (a) Promptly after the Closing Date, and in any event within 60 days of the Closing Date, Seller will deliver a balance sheet of the Business as conveyed to and assumed by Buyer hereunder as of the Closing Date (the "Closing Date Balance Sheet"), which shall be audited by Seller's auditors. All fees, costs and expenses of Seller's auditors incurred in connection with such audit, and all fees, costs and expenses of Buyer's auditors (subject to an aggregate maximum of $10,000, with any excess to be paid solely by Buyer) incurred in connection with the valuation of Inventory as shown on the Closing Date Balance Sheet, will be paid 50% by Buyer and 50% by Seller.

                  (b) The Closing Date Balance Sheet will be prepared in accordance with generally accepted accounting principles applied on a basis consistent with their application in Seller's September 30, 1997 audited consolidated financial statements and Seller's accounting practices and procedures followed in the preparation of such financial statements ("GAAP"), and based on a physical count of the Inventory as of the Closing Date; provided, however, that, for purposes of preparing the Closing Date Balance Sheet, there shall be excluded from Inventory all Inventory which was acquired or produced primarily to supply products to Samsonite (it being understood that all reserves relating to such Inventory so excluded shall also be excluded from the Closing Date Balance Sheet).

                  (c) In addition, Seller will determine the amount of Net Assets (as hereinafter defined), and shall deliver a computation thereof with the Closing Date Balance Sheet to Buyer. "Net Assets" shall mean the excess of the book value (as shown on the Closing Date Balance Sheet) of the Purchased Assets over the book value (as shown on the Closing Date Balance Sheet) of the accounts payable and accrued expenses assumed by Buyer pursuant hereto.

                  (d) Buyer's representatives may be present for the physical count of the Inventory referred to in Section 2.06(b) hereof and may review all pricing extensions and work papers of Seller and of Seller's accountants prepared in connection with the determination of Net Assets and the Closing Date Balance Sheet. If Buyer disputes Seller's determination of Net Assets or the Closing Date Balance Sheet, Buyer shall so notify Seller in writing not more than 20 days after the date on which Buyer receives Seller's determination of Net Assets and the Closing Date Balance Sheet, and in such notice Buyer shall state any points of disagreement. Failure of Buyer to deliver such a notice within such 20-day period shall mean conclusively that Seller's determination of Net Assets and Closing Date Balance Sheet has been accepted by Buyer.

                  (e) Upon receipt by Seller of a notice referred to in Section 2.06(d) hereof, Seller shall promptly consult with Buyer with respect to any points of disagreement in an effort to resolve the dispute and reach agreement in writing as to the Net Assets and Closing Date


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         Balance Sheet. If such dispute is not resolved by Buyer and Seller within 10 days after Seller receives such notice, it will be resolved by submission within 5 business days to Price Waterhouse (the "Independent Accountants") with instructions to the Independent Accountants to resolve such dispute within 30 days after receipt of relevant information.

                  (f) For purposes of such arbitration, Buyer and Seller shall each submit to the Independent Accountants a proposed determination of Net Assets and a proposed Closing Balance Sheet. The Independent Accountants shall determine Net Assets and the Closing Balance Sheet in accordance with GAAP and the proviso to Section 2.06(b) hereof, and shall otherwise conduct the arbitration under such procedures as to which the parties may agree or, failing such agreement, under the Commercial Rules of Arbitration of the American Arbitration Association. The fees and expenses of the Independent Accountants shall be allocated between Buyer and Seller by the Independent Accountants in proportion based on the extent that either Party does not prevail on items in dispute with respect to the determination of Net Assets. The decision of the Independent Accountants shall be final, conclusive and binding with respect to the determination of Net Assets and the allocation of fees and expenses, and the decision of the Independent Accountants shall be enforceable as an arbitration award by a court of competent jurisdiction.

                  (g) Within two business days of the determination of Net Assets in accordance with Section 2.06(d), (e) or (f) above (as applicable):

                  (i) If Net Assets exceed $24,283,000, Buyer shall pay to Seller such excess, and

                  (ii) If $24,283,000 exceeds Net Assets, Seller will pay to Buyer such excess. Such payment shall be made within two business days of such determination of Net Assets by wire transfer of immediately available funds to an account designated by the transferee.

         Section 2.07. Aero-Safe. Buyer is aware that Aero-Safe, Inc., a Canadian corporation ("Aero Safe"), performs certain die cutting for both the Business and other parts of Seller's business and that the Purchased Assets include certain assets of Seller used by Aero Safe (the "Aero Safe Assets"). Buyer agrees to provide Seller access, through Aero-Safe, to the Aero-Safe Assets to the extent reasonably necessary or desirable in connection with the conduct of the Seller's business after the Closing. Buyer and Seller will share equitably, based upon Buyer's and Seller's annual usage of the Aero-Safe Assets, in the costs of maintaining and using the Aero-Safe Assets, all pursuant to an agreement reasonably satisfactory to both Parties and to Aero-Safe (the "Aero-Safe Sharing Agreement").

         Section 2.08. Sharing of Taxes. Buyer and Seller shall share equally any tax or other levy payable in connection with the conveyance of the Salem Facility to Buyer.



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ARTICLE 3. CLOSING

         Section 3.01. Closing. Subject to the prior or contemporaneous satisfaction (or waiver in accordance with the terms hereof) of the conditions set forth in Articles 8 and 9 hereof, the Closing ("Closing") for the sale and purchase of the Purchased Assets shall occur at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, at 11:00 a.m. on April 24, 1998, or on such other date as Buyer and Seller may mutually agree in writing (the "Closing Date").

         Section 3.02. Deliveries by Seller. At the Closing, Seller shall deliver to Buyer:

                  (a) a Bill of Sale and Assumption Agreement in the form of
         Exhibit 3.02(a) (the "Bill of Sale and Assumption Agreement");

                  (b) an assignment of service marks and/or trademarks in the form of Exhibit 3.02(b) (the "Trademark and Service Mark Assignment"), and any other reasonable assignments and other instruments of transfer for the Purchased Assets sufficient to convey to Buyer all right, title and interest in and to the Purchased Assets, including, where necessary, consents to assignment or transfer by interested third parties;

                  (c) a special warranty deed transferring to Buyer title to the Salem Facility, in form and substance reasonably satisfactory to both Buyer and Seller (the "Deed");

                  (d) certified copies of resolutions duly adopted by the Board of Directors of Seller approving and authorizing the transactions contemplated in this Agreement, the execution hereof and the performance of all acts required herein accompanied by an appropriate certificate of incumbency;

                  (e) a certificate of good standing of Seller from the Secretary of State of the State of Delaware;

                  (f) the UCC-3 Release(s) listed on Schedule 3.02(e) attached hereto; and

                  (g) the Aero-Safe Sharing Agreement, duly executed by Seller and Aero Safe;

and, except for Buyer's obligations to relocate the Utility Assets, Inventory and Books and Records from the Middletown Facility, Seller shall have taken all steps reasonably necessary to put Buyer in possession and control of the Purchased Assets (other than the Aero Safe Assets).

         Section 3.03. Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller:

                  (a) the Cash Purchase Price by wire transfer as specified in
         Section 2.01 hereof;

                  (b) the Bill of Sale and Assumption Agreement;


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                  (c) certified copies of resolutions duly adopted by the Board of Directors of Buyer approving and authorizing the transactions contemplated in this Agreement, the execution hereof and the performance of all acts required herein accompanied by an appropriate certificate of incumbency;

                  (d) a certificate of good standing of Buyer from the Secretary of State of the State of South Carolina; and

                  (e) the Aero-Safe Sharing Agreement, duly executed by Buyer and Aero Safe.

         Section 3.04. Simultaneous Closing. All actions taken at the Closing shall be deemed to be performed simultaneously. The Parties shall deliver such additional documents and take such additional actions as may be reasonably necessary to complete the transactions contemplated hereby.


ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer that each of the statements contained in this Article 4 (including any Schedules hereto) is true and correct as of the date hereof and will be true and correct at and as of the Closing Date (except as to the effects of transactions not prohibited hereby).

         Section 4.01. Organization, Power and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and engage in the Business as it is now conducted, and is duly qualified to do business in The Commonwealth of Massachusetts.

         Section 4.02. Power and Authority Relative to Sale of Purchased Assets. Seller has full corporate power and authority and has taken all required action necessary to permit it to execute and deliver and to carry out the terms of this Agreement and all other documents or instruments required or contemplated hereby and none of such actions will (a) materially violate any material law, rule, statute or ordinance applicable to Seller (except that Seller makes no representation with respect to the applicability of any federal or state antitrust laws), violate any provisions of Seller's Certificate of Incorporation or Bylaws, as amended, or (b) result in any material breach of any material agreement, instrument, order or judgment to which Seller is a party or by which any of its assets may be bound.

         Section 4.03. Valid and Binding Obligation. This Agreement constitutes, and each other instrument or agreement to be executed and delivered by Seller in accordance herewith will constitute, the valid and legally binding obligation of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and other general laws affecting the rights and remedies of creditors and general principles of equity, whether considered in a proceeding in equity or at law.


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         Section 4.04. Assets. The Seller has valid and marketable title to the
Purchased Assets free and clear of any lien, charge, security interest, option, restriction or other encumbrance ("Liens") except for Liens listed on Schedule
4.04 attached hereto (the "Permitted Encumbrances"), and Buyer will receive valid and marketable title to the Purchased Assets, free and clear of any Lien (other than Liens securing the Assumed Liabilities and other than Permitted Encumbrances specified by an asterisk in said Schedule 4.04). Schedule 1.01(b) hereto sets forth all fixed assets of the Business, the individual absence of which would have a material adverse effect on the conduct of Business as currently conducted by Seller (the "Material Fixed Assets"). The Purchased Assets include all the assets used by Seller primarily in connection with the Business and materially necessary or useful to conduct the Business in the present locations of the Business as of the date hereof consistent with the past conduct of the Business. There is no asset not used by Seller primarily in connection with the conduct of the Business that is materially necessary or useful for the conduct the Business as of the date hereof consistent with the past conduct of the Business.

         Section 4.05. Financial Statements; Books and Records. The internal financial statements prepared in the ordinary course of the Business for the Seller's operations in Salem, Massachusetts and the operations respecting the Utility Assets for the fiscal year and quarter ended September 30, 1997, and for the fiscal quarter ended December 31, 1997, are complete and accurate in all material respects and fairly present the financial condition of said operations at the dates indicated and the results of said operations for the periods indicated and were prepared in accordance with GAAP (except as otherwise stated therein). The historical Books and Records of Seller are complete and accurate in all material respects and properly reflect all transactions of Seller relating to the Business. Notwithstanding anything contained herein, Seller makes no representation or warranty with respect to any forward looking statements or financial projections of any kind relating to the Business.

         Section 4.06. No Material Adverse Change. Except as described on
Schedule 4.06 hereto, since December 28, 1997, there has not been any Material Adverse Change (as hereinafter defined). For the purposes of this Section 4.06:
(a) a "Material Adverse Change" shall mean any of the following: (i) any loss, destruction or damage which causes the permanent or extended (for more than five consecutive business days) shutdown of any Material Fixed Asset; (ii) any material default under, or any termination of, or written notice of any pending termination of, or (to the Knowledge (as hereinafter defined) of Seller) any threat by a party thereto which poses a material risk of any termination of, any Material Contract (as hereinafter defined); (iii) the loss or more than 20% decline in the year-over-year purchases of, or (to the Knowledge of Seller) any threat by any customer which poses a material risk of the loss or more than 20% decline in the year-over-year purchases of, any customer of the Business, in each case whose purchases constituted two percent (2%) or more of the gross sales of the Business in Seller's most recently completed fiscal year, or written notice from any such customer of its intent to terminate its relationship with the Business or reduce such customer's year-over-year purchases by more than 20% as compared to such fiscal year; and (iv) the inability of Seller to obtain in the open marketplace, for a period of five consecutive business days or more, any raw material necessary for the conduct of the Business; and (b) "Knowledge" of the Company shall mean the actual, conscious knowledge of Messrs. Allott, Abrahams or Sutherby and, in the case of Mr. Allott, after having made reasonable inquiry of Messrs. Montagno and Mills and Ms. Bethel.


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         Section 4.07. Pending or Threatened Litigation. To the best of Seller's knowledge, there is no pending or threatened litigation relating to the Business or the Purchased Assets which would materially either affect the ability of Seller to consummate the transactions contemplated herein or impair or affect title to or the value of the Purchased Assets. Schedule 4.07 hereto sets forth a complete list of all litigation currently pending or threatened respecting the Business, including without limitation all litigation relating to any charge of any unfair labor practice or of employment discrimination against Seller, any union representation question that involves any of Seller's employees in the Business or any claim (including without limitation any claim relating to unfair employment practices, past due wages or benefits or injuries arising out of employment) filed by or on behalf of any present or former employee of Seller in the conduct of the Business.

         Section 4.08. Brokers. Seller has engaged New England Business Exchange, Inc. ("NEBEX") to act as its broker in connection with the transactions contemplated herein, and any amounts payable to NEBEX pursuant to that certain Services Agreement between Seller and NEBEX shall be the sole and exclusive obligation of Seller. Seller has not dealt with any other broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         Section 4.09. List of Agreements, Etc. Schedule 1.01(f) attached hereto lists certain Contracts and Rights, the individual absence of which would have a material adverse effect on the Business (the "Material Contracts"). The Contracts and Rights are all the contracts to which the Seller is a party which are in force as of the date hereof and which relate primarily to the Business. Except as provided in Schedule 1.01(f), no consent of any party to any of the Contracts and Rights or any other person is required as a condition to transferring to Buyer the rights of Seller under any Contract and Rights. True and complete copies of all Material Contracts have been delivered to Buyer. Seller is not a party to any agreement, and does not have any right or claim, in each case not primarily related to the Business, the absence of which would have a material adverse effect on the Business.

         Section 4.10. Intellectual Property. The Intellectual Property is all the material intellectual property used by Seller primarily in connection with the conduct of Business and includes all intellectual property necessary to conduct the Business as of the date hereof in accordance with the Seller's past practice. None of the Intellectual Property is subject to any license. As of the date hereof, there are no proceedings currently pending which claim that Seller's use of the Intellectual Property infringes on or violates any third party's intellectual property, and Seller has not received any written notice that any such proceedings are threatened alleging such violation or infringement.

         Section 4.11. Fixed Assets. All material Fixed Assets shall, at Closing, be in all material respects in good condition and operational and useable in the Business as presently conducted by Seller; provided, however, that the Utility Assets have to be moved from the Middletown Facility as contemplated by Section 1.01(b) hereof.



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         Section 4.12. Bulk Sales Act. The transactions contemplated by this
Agreement are not subject to any bulk sales or similar law.

         Section 4.13. Taxes. Seller has filed all property or similar tax returns that are required to be filed and has paid, or made provisions for the payment of, all taxes, interest and penalties that have or may become due pursuant to said returns or to assessments for such taxes received. All such returns are complete and accurate. All monies withheld or required to be withheld by Seller from payments to its employees for income taxes, social security and unemployment insurance taxes or other similar charges or assessments have been collected or withheld and paid to the appropriate governmental agencies, other than as set forth on Schedule 4.13 hereto. Schedule
4.13 describes all property taxes applicable to any of the Purchased Assets (including the identity of the taxing authority, the date the tax is due, the period covered by the tax due on such date, the date of last payment and the amount of tax paid on such date).

         Section 4.14. Employee Benefits. Schedule 4.14 hereto describes all employee benefit plans or arrangements for any employee of Seller in the Business to or by which Seller is a party or may be bound or that Seller sponsors, copies of which have been delivered to Buyer prior to the execution of this Agreement. As used herein, "employee benefit plans" shall mean and include any retirement, profit sharing, money purchase pension, defined benefit, bonus, thrift savings, stock purchase, deferred compensation, health or medical insurance, dental insurance, incentive, group insurance, death benefit, fringe benefit, disability, split-dollar, severance, medical reimbursement or similar type of plan, whether or not qualified or required to be qualified under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as disclosed on Schedule 4.14, no unfunded liability, including unfunded past service liability, exists under any such plan and, to the extent that any plan maintained by the Seller or benefitting any employee of the Seller in the Business is subject to the provisions of ERISA, or any United States, foreign, state or local statute, law, ordinance, rule or regulation relating to employee benefit plans, each of the Seller and such plan is in material compliance with all applicable provisions thereof.

         Section 4.15. Certain Labor Matters. Except as listed on Schedule 4.15 hereto, none of Seller's employees in the Business is currently represented by any unit or group as his or her representative for collective bargaining or other labor purposes. Seller is not currently, nor since January 1, 1995 has Seller been, involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of its employees.

         Section 4.16. Employees. Schedule 4.16 hereto contains a complete and accurate list as of a date not more than five business days prior to the date hereof of all employees of Seller in the Business, whether full or part-time, temporary or otherwise, setting forth for each such employee (a) his or her job position and (b) his or her hourly or annual compensation. Except as described on Schedule 4.16, there is no oral or written contract for employment (other than an employment-at-will arrangement terminable at any time without penalty or payment) or employee handbook or manual respecting any employee of Seller in the Business. Except as specified on Schedule 4.16, none of the employees of the business has any job related disease or disability incurred while an employee of the Seller. Since the date of the listing set forth in Schedule 4.16, the Seller has not hired or terminated the employment of any person in the Business and has not modified the compensation of any employee of the Seller in the Business, except for hirings at usual compensation rates and terminations of employment in each case in the ordinary course of business.

         Section 4.17. Other Names; Principal or Chief Executive Offices. Except as listed on Schedule 4.17 hereto, neither Seller nor any of its divisions has during the last five years been known by or used (directly or through any predecessor, affiliate, partnership or joint venture) any other corporate or fictitious name. Schedule 4.17 lists all the principal and chief executive offices of the Seller and/or the Business during the last five years.

         Section 4.18. Environmental. Seller is in material compliance with all material local, state and federal environmental statutes, laws, ordinances, rules, regulations and permits, including but not limited to the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Solid Waste Disposal Act, 42 U.S.C. 6901 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq., ("CERCLA"), and the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.. Except as disclosed on Schedule 4.18 hereto: no "hazardous substance" (as such term is defined in CERCLA), petroleum hydrocarbon, polychlorindated biphenyl, asbestos or radioactive material (collectively hereinafter referred to as "Hazardous Substances") has been used, placed, spilled, stored, treated, disposed or of permitted to remain at, on, in or under the Salem Facility (including without limitation any improvement, building or structure located thereon); no Hazardous Substance has been transported to or from any of such property; and no underground storage tank has been operated on, in or under any of such property. No asbestos or asbestos-containing material has been installed, used, incorporated into or disposed of on, in or under the Salem Facility (including without limitation any of the improvements, buildings or structures located thereon). The Seller has provided the Buyer with copies of all written complaints, citations, orders, reports, written data, notices or other communications sent or received by it with respect to any local, state or federal environmental law, ordinance, rule or regulation as any of them related to the Business.

         Section 4.19. Inventories. Except as set forth on Schedule 4.19 hereto or as may be reserved against in the Closing Date Balance Sheet, the Inventory at Closing will consist in all material respects of materials and supplies of a quality and quantity usable or salable in the ordinary course of the Business as conducted by Seller; provided, however, that no representation or warranty is made herein with respect to Inventory excluded from the Closing Date Balance Sheet in accordance with the proviso to Section 2.06(b) hereof. Except as provided in Schedule 4.19, none of the Inventory at the Closing will be subject to any consignment or similar arrangement.

         Section 4.20. Insurance. Schedule 4.20 contains a complete and accurate list and description of all liability insurance policies currently in effect, including whether such policies are "occurrence" or "claims made", of all workers' compensation arrangements and of all hazard and property insurance policies of Seller currently in effect which relate in any way to the Business. Complete copies of each such insurance policy or arrangement and its attachments have been delivered to

Buyer. Such insurance policies or arrangements are valid, outstanding and enforceable and all premiums with respect thereto which have become due have been paid.

         Section 4.21. No Orders. Neither the Seller, with respect to the Business, nor any of the Purchased Assets is subject to any order of any court or other adjudicatory body.

         Section 4.22. Compliance With Laws. Seller has complied in all material respects with all requirements of applicable material laws in or with respect to the conduct of the Business. The Salem Facility, and its current use, conform in all material respects to all zoning and similar ordinances.

         Section 4.23. No Related Party Transaction. Except as set forth in
Schedule 4.23 hereto, the Business, in the ordinary course, makes no purchases from, makes no sales to, receives no payments from and makes no payments to the portions of Seller not included in the Business or any affiliate of Seller.

         Section 4.24. No Notification. Neither Seller nor Buyer is required by any law to provide advance notification of the transactions contemplated by this Agreement to any person who is employed in the Business.

         Section 4.25. No Transfer Tax. No sales, use, transfer or similar tax or governmental charge will apply to the transfer pursuant to this Agreement of any of the Purchased Assets, other than taxes payable in connection with the conveyance of the Salem Facility to Buyer.

         Section 4.26. Accounts Receivable. All accounts receivable included on the Closing Date Balance Sheet, net of any reserves with respect thereto, will be paid in full by the account debtors thereof on or prior to the date which is nine months after the Closing Date.


ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller that each of the statements contained in this Article 5 is true and correct as of the date hereof and will be true at and as of the Closing Date.

         Section 5.01. Organization, Power and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina, with all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as such business is now conducted and presently proposed to be conducted. As of the Closing Date, Buyer shall be duly qualified to do business as a foreign corporation in The Commonwealth of Massachusetts.

         Section 5.02. Power and Authority Relative to Transaction. Buyer has full corporate power and authority and has taken all required action necessary to permit it to execute and deliver and to carry out the terms of this Agreement and all other documents or instruments required or contemplated hereby and none of such actions will (a) materially violate any law, rule, statute or ordinance applicable to Buyer (except that Buyer makes no representation with respect to the applicability of any federal or state antitrust law), violate any provisions of Buyer's Certificate or Articles of Incorporation or Bylaws, as amended, or (b) result in any breach of any material agreement, instrument, order or judgment to which Buyer is a party or by which its assets may be bound.

         Section 5.03. Valid and Binding Obligation. This Agreement constitutes, and each other instrument or agreement to be executed and delivered by Buyer in accordance herewith (including without limitation the Assumption of Liabilities) will constitute, the valid and legally binding obligation of Buyer, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and other general laws affecting the rights and remedies of creditors and general principles of equity, whether considered in a proceeding in equity or at law.

         Section 5.04. Brokers. Buyer has not dealt with any broker, finder or similar agent engaged by Buyer with respect to the transactions contemplated by this Agreement.

         Section 5.05. Pro-Forma Capitalization; Solvency. Attached hereto as
Schedule 5.05 is the pro forma capitalization of the Buyer immediately after giving effect to the Closing. After giving effect to the consummation of the transactions contemplated hereby and the financing thereof, Buyer is and will be solvent (within the meaning of Section 548 of Title 11 of the United States Code and any similar state statute which may be applicable), has and will have assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has and will have access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

         Section 5.06. Hart-Scott Filing. No filings are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott Act"), because Buyer has less than $10,000,000 in assets and revenues, determined in accordance with the Hart-Scott Act and rules, regulations and interpretations thereunder, including without limitation such assets and revenues of Founders Fund.


ARTICLE 6. COVENANTS OF SELLER

         Section 6.01. Access to Information. Subject to Section 7.07 hereof, pending Closing, Seller shall permit Buyer, its financing sources and their respective counsel, accountants and other representatives access to such of the books, accounts, contracts, commitments, records, documents and personnel of or concerning the Business, and shall furnish Buyer during such period all such information concerning the Business, as Buyer, its financing sources and their respective counsel, accountants and other representatives may reasonably request, all at times and in a manner so as not to interfere with the conduct of the Business in any material respect. Seller shall make available to Buyer, its financing sources and their respective counsel, accountants and other representatives, Seller's employees, accountants, and other advisors for consultation, and shall permit access to other third parties reasonably requested for confirmation of any information obtained, all at times and in a manner so as not to interfere with the conduct of the Business in any material respect.

         Section 6.02. Conduct of Business. Between the date of this Agreement and the Closing, unless Buyer shall otherwise consent, Seller shall:

                  (a) conduct the Business only in the ordinary course, including retaining any requisite permits, licenses, and authorizations, and use reasonable efforts to preserve the existing contracts and goodwill of those having business relations with the Business;

                  (b) maintain the books, accounts and records of the Business in their usual, regular and ordinary manner and post all entries therein promptly in compliance with accepted practice and all applicable laws;

                  (c) maintain sufficient inventory to conduct the Business in the ordinary course, including without limitation sufficient inventory of finished goods to fill orders (in the ordinary course of business, and consistent with past practices and quantities) from customers of goods manufactured utilizing the Utility Assets during the two months following the Closing Date;

                  (d) not dispose of any Material Asset other than inventory in the ordinary course of business;

                  (e) not enter into any material agreement respecting the Business except in the ordinary course of business;

                  (f) without limiting the generality of Section 6.02(e) above, not enter into any contract with any supplier of "Super Corflo" smooth wall flexible pipe, without the prior consent of Buyer which shall not be unreasonably withheld;

                  (g) make no material change in the compensation of any employee of the Business; and

                  (h) refrain from entering into any agreement or commitment for capital expenditures in excess of $100,000.00 in the aggregate.

         Section 6.03. Filings, Consents and Approvals. Seller shall, as promptly as practicable, make or cause to be made all governmental filings required to be made by it, and will comply with all applicable governmental waiting periods or notification or other procedures required to be complied with by it in connection with the transactions contemplated by this Agreement.

         Section 6.04. Non-Competition. Seller agrees that, in consideration of the purchase by Buyer hereunder, neither Seller nor any of its subsidiaries shall, on or prior to the date which is three years after the Closing Date, directly or indirectly, run, own, manage, operate or control any business, venture or activity which sells, to persons or entities which are customers of the Business on, or have been customers of the Business during the two years immediately preceding, the Closing Date, products which are materially equivalent to those products sold by the Business as conducted by Seller at the Closing Date; provided, however, that Seller shall not be considered to be in default of this Section 6.04 solely by virtue of holding for portfolio purposes as a passive investor not more than five percent (5%) (on a fully-diluted basis) of the issued and outstanding equity securities of a corporation, so long as such equity securities are listed or quoted on a stock exchange or an over-the-counter market within the United States; and provided, further, that Seller shall not be considered to be in default of this Section 6.04 if, after the Closing Date, (i) Seller or a subsidiary thereof purchases an entity (by purchase of stock, assets, merger or otherwise), and such entity continues to sell products sold by it on the date of such acquisition or within the two years immediately preceding such acquisition to customers of such entity on the date of such acquisition or within the two years immediately preceding such acquisition, or (ii) Seller or a subsidiary thereof is acquired by an entity (by purchase of stock, assets, merger or otherwise), and such entity continues to sell products sold by it on the date of such acquisition or within the two years immediately preceding such acquisition to customers of such entity on the date of such acquisition or within the two years immediately preceding such acquisition.

         Section 6.05. Non-Solicitation. For a period of three years from the Closing Date, Seller will not, without the prior written consent of Buyer, either directly or through some other person or entity, seek to contract with, hire or solicit the employment of any of Buyer's salaried management personnel who were previously employed by Seller, or otherwise solicit termination of their employment.

         Section 6.06. Exclusivity. In consideration of the time and resources that Buyer will devote to the transactions contemplated hereby, Seller agrees that, until April 24, 1998 (so long as good faith negotiations are continuing between the parties), Seller will not, and Seller will cause its affiliates, directors, officers, employees, representatives and agents (including without limitation NEBEX) not to, directly or indirectly, solicit or initiate or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Buyer and its designees) concerning any sale of stock by the stockholders of, or any merger, recapitalization, spin-off or sale of securities or substantial assets of, or any similar transaction or alternative to the transactions contemplated hereby involving, the Business. Seller represents that neither it nor any of its affiliated entities is party to or bound by any agreement with respect to any such transaction other than as contemplated by this Agreement.

         Section 6.07. Certain Transitional Matters Relating to the Utility Assets.

                  (a) In connection with the installation by Buyer of the Utility Assets in the Salem Facility, Seller shall from time to time make available to Buyer such employees from the Middletown Facility as Buyer may reasonably request in order to provide to Buyer the technical experience and know-how Buyer may reasonably require in order to be able to begin production using the Utility Assets in the Salem Facility in substantially the same manner as the Utility Assets were used by Seller in the Middletown Facility; provided, however, that (i) Seller shall not be required to provide more than an aggregate of 20 man-days of assistance under this Section 6.07(a), (ii) Seller shall not be required to provide any assistance under this Section 6.07(a) more than two months after the Closing Date (the "Transition Termination Date"),
         (iii) Buyer shall reimburse Seller for all direct and indirect costs of the employees so provided by Seller (including without limitation salaries, benefits and travel expenses) promptly upon demand therefore by Seller, and (iv) Seller shall not be required to provide any such employees if doing so would disrupt, in any material manner, Seller's conduct of its own business. Seller shall have no liability whatsoever to Buyer for any of the acts of, or advice rendered by, such employees to Buyer.

                  (b) Until the Transition Termination Date, Seller will cooperate with Buyer's reasonable requests to coordinate the orderly transition to the Salem Facility of the customer/sales service and invoicing functions relating to the Business which have been conducted by Seller in the Middletown Facility, and Seller will make available shipments of Inventory retained in the Middletown Facility and referred to in Section 6.02(c) hereof; provided, however, that (i) Buyer shall reimburse Seller for all of Seller's out-of-pocket costs incurred in providing such assistance to Buyer, (ii) Seller shall not be required to provide any such assistance if doing so would disrupt, in any material manner, Seller's conduct of its own business and (iii) Seller shall have no liability whatsoever to Buyer by reason of rendering such assistance, except for Seller's gross negligence or wilful misconduct. On the Transition Termination Date, or such earlier date as Buyer may specify by notice to Seller, any Inventory remaining at the Middletown Facility shall be removed and shipped to the Salem Facility in the same manner and on the same basis as the removal and shipping of the Utility Assets.


ARTICLE 7. COVENANTS OF BUYER

         Section 7.01. Assumed Liabilities. Buyer shall pay, perform in full and discharge in accordance with the terms thereof all of the Assumed Liabilities.

         Section 7.02. Employment Matters. In connection with the transition of the Business from Seller to Buyer:

                  (a) It is acknowledged by the Buyer that the employees listed on Schedule 7.02(a) attached hereto (the "Retained Employees") shall continue to be employed by the Seller after the Closing Date. Buyer shall offer employment to all employees listed on Schedule 4.16 hereto and marked with an asterisk (the "Transferred Employees").

                  (b) Buyer will make bona fide offers of employment to Transferred Employees in good faith and will not discriminate in violation of any applicable employment or other laws; provided, however, that such offers to the persons named in Section 9.09 hereof may be made subject to the execution and delivery by such persons of the employment and/or non-competition and non-disclosure agreements referred to therein. Pursuant to such offers, Buyer agrees to use its best efforts (which efforts shall not, however, be deemed to require Buyer to offer higher compensation) to hire all Transferred Employees on or before the Closing Date and on terms consistent with all provisions of this Section 7.02

                  (c) Buyer agrees that each offer of employment made to Transferred Employee shall include (i) base salary compensation at least equal to the current base salary compensation paid to said Transferred Employee by Seller as of January 31, 1998, (ii) medical benefits which in the aggregate are substantially equivalent to those offered by Seller to its employees generally as of the date hereof (provided, however, that such coverage can be obtained by Buyer at substantially the same cost as to Seller), and (iii) the right to participate in a retirement benefit plan qualified under the provisions of Section 401(k) of the Internal Revenue Code of 1986, as amended, that Buyer intends to establish shortly after the Closing, and such Transferred Employees will be credited by Buyer for all prior years of service with the Seller for purposes of eligibility and vesting, under such Plan. Buyer's Section 401(k) plan shall accept, subject to applicable law, roll-over contributions of distributions from Seller's savings plan for employees who accept Buyer's offers of employment and commence employment with Buyer.

                  (d) Seller shall be responsible for, and shall indemnify and hold Buyer harmless from, any severance benefits that may become payable to any Transferred Employee who declines Buyer's good faith offer of employment made in accordance with this Section 7.02.

                  (e) Notwithstanding any other provision of this Section 7.02, Buyer shall have the right to terminate the employment, and adjust the compensation, of any Employee hired by Buyer at will at any time for any or no reason.

         Section 7.03. Filings, Consents and Approvals. Buyer shall, as promptly as practicable, make or cause to be made all governmental filings required to be made by it, and will comply with all applicable governmental waiting periods or notification or other procedures required to be complied with by Buyer in connection with the transactions contemplated by this Agreement.

         Section 7.04. Non-Competition. Buyer agrees that, in consideration of the sale by Seller hereunder, neither it, nor Founders Fund, nor any subsidiary of Buyer or Founders Fund shall, on or prior to the date which is three years after the Closing Date, directly or indirectly, run, own, manage, operate or control any business, venture or activity which sells, to persons or entities which are customers of Seller on, or have been customers of the Business during the two years immediately preceding, the Closing Date, products which are produced by the same process and to the same general specifications as those products which have been produced, and which are or have been during the year immediately preceding the Closing Date provided to such customers, and are identified on Schedule 7.04 attached hereto (the "Restricted Products"); provided, however, that Buyer and Founders Fund shall not be considered to be in default of this Section 7.04 solely by virtue of holding for portfolio purposes as a passive investor not more than five percent (5%) (on a fully diluted basis) of the issued and outstanding equity securities of a corporation, so long as such equity securities are listed or quoted on a stock exchange or an over-the-counter market within the United States; and provided, further, that Buyer and Founders Fund shall not be considered to be in default of this Section 7.04 if, after the Closing Date, (i) Buyer or Founders Fund or a subsidiary thereof purchases an entity (by purchase of stock, assets, merger or otherwise), and such entity continues to sell Restricted Products sold by it on the date of such acquisition or within the two years immediately preceding such acquisition to customers of such entity on the date of such acquisition or within the two years immediately preceding such acquisition, or (ii) Buyer or a subsidiary thereof is acquired by an entity (by purchase of stock, assets, merger or otherwise), and such entity continues to sell Restricted Products sold by it on the date of such acquisition or within the two years immediately preceding such acquisition to customers of such entity on the date of such acquisition or within the two years immediately preceding such acquisition.

         Section 7.05. Non-Solicitation. Except to the extent required by
Section 7.02, for a period of three years from the Closing Date, Buyer will not, without the prior written consent of Seller either directly or through some other person or entity, seek to contract with, hire or solicit the employment of any of Seller's employees (including without limitation, the Retained Employees) or otherwise solicit termination of their employment; provided, however, that the foregoing shall not prohibit Buyer from entertaining and accepting requests for employment by such employees or their agents if such requests are not the result of direct or indirect efforts by Buyer to solicit their termination and employment, and such hiring does not violate any valid non-compete or other agreement with Seller.

         Section 7.06. Post-Closing Records Availability. From the Closing Date through the third anniversary of the Closing Date (the "Maintenance Period"), Buyer shall maintain and preserve the data, books and records of the Business referred to in Section 1.01(d), and shall upon reasonable notice and at reasonable times in the presence of an officer or other authorized representative of Buyer, permit Seller to inspect and copy said data, books and records to the extent that they relate to periods prior to the Closing Date. Following the Maintenance Period, Buyer may dispose of or destroy such data, books and records in accordance with its normal policies and procedures.

         Section 7.07. Confidentiality. Buyer will not, and will not permit any of its counsel, accountants or other representatives, to, without the prior written consent of Seller, disclose any confidential information relating to the Business furnished to Buyer or such counsel, accountants or other representatives by or on behalf of Seller or use any such information for any purpose otherwise than in evaluating the Business in connection with the transactions contemplated hereby. In the event of any termination of this Agreement, each of Buyer and such counsel, accountants and other representatives will return all copies of any written materials in their possession furnished by or on behalf of Seller or which summarize or otherwise reflect any confidential information relating to the Business furnished by or on behalf of Seller. Buyer will advise its investors and its prospective lenders, of the confidential nature of any confidential information relating to the Business furnished by Seller to Buyer and then furnished by Buyer to such investors and prospective lenders and shall request such investors and prospective lenders to keep such confidential information in confidence and not disclose or use such confidential information for any purpose otherwise than in evaluating the Business in connection with their investment or proposed loans, and in the event of termination of this Agreement further request such investors and prospective lenders to return all copies of any written materials in their possession furnished by or on behalf of Buyer or which summarize or otherwise reflect any confidential information relating to the Business furnished by or on behalf of Buyer; provided, however, that such information may be furnished to Buyer's investors and its prospective lenders only with Seller's prior written consent, which shall not be unreasonably withheld; and provided, further, that Seller may grant or withhold such consent in the exercise of its sole and absolute discretion with respect to information regarding the identity of the customers of the Business or other competitively-sensitive information. Pending closing of the transaction, neither of the Parties will, without the consent of the other Party, make any announcement about such transaction to the public, to the Business' customers or employees, or to any other person or entity; provided, however, that Seller may disclose this transaction and the terms thereof to the extent it reasonably determines that it is required to do so under applicable securities laws or its agreements with the National Association of Securities Dealers, Inc. The provisions of this Section 7.07 shall supersede the provisions of the letter agreement relating to confidentiality dated November 12, 1997 between Seller and Founders Fund.

         Section 7.08. Application of Payments to Accounts Receivable. From and after the Closing Date, Buyer shall apply each payment received from an account debtor to the payment of the account receivable owed by such account debtor which arose earliest in time and which is still outstanding and unpaid, and, if any such payment is received from an account debtor while there is an Unpaid Receivable (as hereinafter defined) with respect to such account debtor, Buyer shall turn such payment over to the collection agency referred to in Section 10.01(d) hereof for such application; provided, however, that application to an account receivable shall not be required to be made under this Section 7.08 if and to the extent that there exists, at the time such application would otherwise be made, a good faith dispute with respect to the amount thereof which is due and owing which has been raised by the account debtor with respect thereto.

         Section 7.09. Minimum Equity Contribution; Financing.

                  (a) Buyer covenants that, in connection with its capitalization, it will receive a minimum of $6,500,000 of equity capital from Founders Fund; provided, however, that, at the Closing, such equity capital may actually be received from sources other than Founders

         Fund so long as such other sources are not included in the commitment letters referred to Section 7.09(b) hereof.

                  (b) Buyer represents and warrants that it has received and accepted from Gleacher Natwest Inc. and National Westminster Bank Plc and from Fleet Capital Corporation commitments for debt financing, in addition to that equity capital to be contributed pursuant to Section 7.09(a) hereof, in an aggregate amount sufficient for Buyer to consummate the transactions contemplated hereby to be consummated by Buyer. Buyer has accepted such commitments and has furnished to Seller correct and complete copies of the fully-executed commitment letters relating thereto.


ARTICLE 8. CONDITIONS TO OBLIGATIONS OF SELLER

         The obligation of Seller to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by
Seller:

         Section 8.01. Representations and Warranties True and Correct. The representations and warranties of Buyer set forth herein or in any certificate or document delivered in connection herewith shall have been true and correct in all material respects when made and shall be repeated and shall be true and correct in all material respects at and as of the Closing Date.

         Section 8.02. Good Standing; Resolutions. Seller shall have received appropriate evidence as to the continued existence and good standing on the Closing Date of the Buyer in its jurisdiction of organization and copies of the resolution or resolutions of the Board of Directors of Buyer with respect to the authorization and approval of the consummation of the transactions contemplated hereby certified by the Corporate Secretary of Buyer as of the Closing Date.

         Section 8.03. Compliance with Agreement. Buyer shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by Buyer prior to or at the Closing Date.

         Section 8.04. Proceedings and Instruments. All proceedings with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including any and all certificates or other documents delivered in connection therewith, shall have been, in form and substance, reasonably satisfactory to Seller's counsel.

         Section 8.05. [Deleted.]

         Section 8.06. Payment of Purchase Price and Assumption of Liabilities. Seller shall have received from Buyer: (a) the Purchase Price; and (b) the Bill of Sale and Assumption Agreement.

         Section 8.07. Closing Certificates. Buyer shall provide to Seller such closing certificates with respect to representations and warranties and compliance with covenants, and such incumbency certificates, as shall be reasonably satisfactory to Seller.

         Section 8.08. Opinion of Counsel. Buyer shall provide to Seller an opinion of Buyer's counsel reasonably satisfactory to Seller.

         Section 8.09. Final Agreement on Allocation of Purchase Price. Buyer and Seller shall have reached final agreement on the Allocation of Purchase Price set forth in preliminary form on Schedule 2.05 hereto.

         Section 8.10. Aero-Safe Agreement. Seller shall have received a copy of the Aero-Safe Sharing Agreement duly authorized, executed and delivered by Buyer and Aero Safe.


ARTICLE 9. CONDITIONS TO OBLIGATIONS OF BUYER

         The obligation of Buyer to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by
Buyer:

         Section 9.01. Representations and Warranties True and Correct. The representations and warranties of Seller set forth herein and in any certificate or document delivered pursuant to the provisions hereof shall have been true and correct in all material respects when made and shall be repeated and shall be true and correct in all material respects at and as of the time of the Closing.

         Section 9.02. Good Standing; Resolutions. Buyer shall have received appropriate evidence as to the continued existence and good standing on the Closing Date of the Seller in its jurisdiction of organization and qualification in the Commonwealth of Massachusetts and copies of the resolution or resolutions of the Board of Directors of Seller with respect to the authorization and approval of the consummation of the transactions contemplated hereby certified by Seller's Corporate Secretary, as of the Closing Date.

         Section 9.03. Compliance with Agreement. Seller shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by it at or prior to the Closing Date.

         Section 9.04. Required Consents; Discharge of Liens. (a) All consents of third parties which are required pursuant to the terms hereof shall have been obtained; (b) the Seller shall have discharged (or made other arrangements reasonably satisfactory to Buyer with respect to) all Liens on each of the Purchased Assets (except for Liens securing the Assumed Liabilities and Permitted Encumbrances marked with an asterisk on Schedule 4.04 hereto); and (c) to the extent required, the other party to each Material Contract shall have consented, to Buyer's satisfaction, to Buyer's assumption of such Material Contract or entered into an agreement satisfactory to Buyer in substitution of such Material Contract.

         Section 9.05. Bills of Sale; Deed; Assignments. Buyer shall have received from Seller: (a) the Bill of Sale and Assumption Agreement; (b) the Deed; (c) the Trademark and Service Mark Assignment; and (d) such other assignments as shall be reasonably necessary to vest in Buyer title to the Purchased Assets.

         Section 9.06. Proceedings and Instruments. All proceedings with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including any and all certificates or other documents delivered in connection therewith, shall have been, in form and substance, reasonably satisfactory to Buyer's counsel.

         Section 9.07. [Deleted.]

         Section 9.08. [Deleted.]

         Section 9.09. Employment and Non-Competition Agreements. The following persons shall have executed employment, non-competition and non-disclosure agreements in substantially the form of Exhibit 9.09(a) attached hereto: Robert
J. Montagno, Nancy A. Bethel and Robert Mills; and the following persons shall have executed non-competition and non-disclosure agreements in substantially the form of Exhibit 9.09(b) attached hereto: Victor Borges, Charles Lavigne, Kathryn Ywuc, Michael J. Konan, Cliff O'Neill, Joseph DeLuca and John Kibbey, provided that the condition contained in this Section 9.09 shall be deemed to have been satisfied if only one of Victor Borges, Charles Lavigne, Kathryn Ywuc, Michael
J. Konan, Cliff O'Neill, Joseph DeLuca or John Kibbey shall have failed to execute such a non-competition and non-disclosure agreement.

         Section 9.10. Closing Certificates. Seller shall provide to Buyer such closing certificates with respect to representations and warranties and compliance with covenants, and such incumbency certificates, as shall be reasonably satisfactory to Buyer.

         Section 9.11 Opinion of Counsel. Seller shall provide to Buyer an opinion of Seller's counsel reasonably satisfactory to Buyer.

         Section 9.12. Financing. Buyer shall have obtained the financings contemplated by the commitment letters referred to in Section 7.09 hereof (or such portions of such financings as may be required for Buyer to have sufficient funds to consummate the transactions contemplated hereby if not all of the proceeds of such financings are so required) on substantially the terms set forth in such letters and subject to the negotiation and execution of documentation relating to such financings which is reasonably satisfactory to Buyer.

         Section 9.13. Due Diligence. The results of such additional due diligence, including without limitation with respect to environmental matters and customer investigations and interviews, as

Buyer undertakes with respect to the Business and the Purchased Assets shall be satisfactory to Buyer; provided, however, that this condition shall be deemed deleted from this Agreement on April 15, 1998 unless, on or prior to such date, Buyer has given written notice to Seller that this condition has not been satisfied and, in the event Buyer gives Seller such notice, Seller or Buyer may terminate this Agreement.

         Section 9.14. Final Agreement on Allocation of Purchase Price. Buyer and Seller shall have reached final agreement on the Allocation of Purchase Price set forth in preliminary form on Schedule 2.5.

         Section 9.15. Aero-Safe Agreement. Buyer shall have received a copy of the Aero-Safe Sharing Agreement duly authorized, executed and delivered by Seller and Aero Safe.


ARTICLE 10. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         Section 10.01. Survival; Certain Limitations.

                  (a) The Parties hereto agree that the covenants, agreements, guarantees, representations and warranties contained in this Agreement shall survive the Closing until all obligations of the parties hereunder and under the other closing documents have been satisfied in full, except that no claim by Buyer against Seller based upon a breach of any representation or warranty contained in Article 4 of this Agreement (other than Sections 4.01, 4.02 (other than clause (b) thereof), 4.03, 4.04, 4.08, 4.13 and 4.18) may be made unless Buyer gives notice thereof to the Seller no later than 18 months following the Closing Date, and no claim by Seller against Buyer based upon a breach of any representation or warranty contained in Article 5 of this Agreement (other than Sections 5.01, 5.02 (other than clause (b) thereof), 5.03 and 5.04) may be made unless Seller gives notice thereof to Buyer no later than 18 months following the Closing Date. No claim by Buyer against Seller based upon a breach of any representation or warranty contained in Section 4.13 hereof may be made unless the Buyer give notice thereof to Seller no later than the expiration of the applicable statute of limitations relating to the tax in question. No claim by Buyer against Seller based upon a breach of any representation or warranty contained in Section 4.18 hereof may be made unless the Buyer give notice thereof to Seller no later than six years following the Closing Date.

                  (b) Notwithstanding any other provision of this Agreement, (i) Seller shall have no liability to Buyer for breaches of representations and warranties contained in Article 4 of this Agreement or in any certificate or other document making such representations and warranties (except with respect to Section 4.26 hereof) except to the extent that the aggregate amount of such liabilities exceeds $100,000.00 and (ii) the aggregate liability of the Seller for breaches of representations and warranties contained in Article 4 of this Agreement (other than Sections 4.01, 4.02 (other than clause (b) thereof), 4.03, 4.04 or 4.08) or in any certificate or other document making such representations and warranties shall not exceed $6,500,000.00.

                  (c) Notwithstanding any other provision of this Agreement, (i) Buyer shall have no liability to Seller for breaches of representations and warranties contained in Article 5 of this Agreement or in any certificate or other document making such representations and warranties except to the extent that the aggregate amount of such liabilities exceeds $50,000.00 and (ii) the aggregate liability of the Buyer for breaches of representations and warranties contained in
         Article 5 of this Agreement (other than Sections 5.01, 5.02 (except clause (b) thereof), 5.03 or 5.04) or in any certificate or other document making such representations and warranties shall not exceed $6,500,000.00.

                  (d) If Buyer shall make any claim against Seller with respect to a breach of the representation and warranty contained in Section
         4.26 hereof (or in any certificate or other document making such representation and warranty), then Buyer shall (i) take all action to vest ownership of all of the accounts receivable with respect to which such claim is made (the "Unpaid Receivables") in the Seller, and (ii) assign the collection of the Unpaid Receivables to a collection agency reasonably satisfactory to both Buyer and Seller with instructions to collect such Unpaid Receivables in a commercially reasonable manner.

         Section 10.02. Indemnification of Buyer by Seller. Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all losses, claims, damages and liabilities (including interest, penalties and reasonable attorneys' fees) that Buyer or its affiliates may suffer, sustain, incur or become subject to arising out of or relating or due to (i) the breach of any representation, warranty, covenant, undertaking or other agreement of Seller contained in this Agreement or any other document delivered by Seller in connection herewith, including without limitation any failure to pay or perform any Assumed Liability; (ii) employment discrimination, wrongful termination, severance benefits, workers compensation or other employee or employment matters or claims by or with respect to employees or former employees of Seller for claims arising out of or relating to such person's employment by Seller and occurring prior to the Closing Date; (iii) the Contracts and Rights, to the extent that such losses, claims, damages and liabilities arise out of or relate to any act, omission, default, transaction, event or circumstance occurring before the Closing; and (iv) claims or liability in connection with products of the Business sold by Seller prior to the Closing.

         Section 10.03. Indemnification of Seller by Buyer. Buyer agrees to indemnify, defend and hold Seller harmless from and against any and all losses, claims, damages and liabilities (including interest, penalties and reasonable attorneys' fees) that Seller or its affiliates may suffer, sustain, incur or become subject to arising out of or relating or due to (i) the breach of any representation, warranty, covenant, undertaking or other agreement of Buyer contained in this Agreement or any other document delivered by Buyer in connection herewith; (ii) employment discrimination, wrongful termination, severance benefits, workers compensation or other employee or employment matters or claims by or with respect to former employees of Seller for claims arising out of or relating to such person's employment by Buyer; (iii) the Contracts and Rights, to the extent that such losses, claims, damages and liabilities arise out of or relate to any act, omission, default, transaction, event or circumstance occurring after the Closing; or (iv) claims or liability in connection with products of the Business sold by Buyer after the Closing.

         Section 10.04. Procedure for Indemnification.

                  (a) Any Party making a claim for indemnification hereunder shall notify the indemnifying Party of the claim in writing, describing the claim, the amount thereof, and the basis therefor. Such notice shall be a condition precedent to any liability of the indemnifying Party hereunder. The Party from whom indemnification is sought shall respond to each such claim within 30 days of receipt of such notice. Failure to so respond within such time period shall constitute an admission of liability for the claim or claims to which the notice related. No action shall be taken pursuant to the provisions of this Agreement or otherwise by the Party seeking indemnification until the expiration of the 30-day response period (unless reasonably necessary to protect the rights of the Party seeking indemnification). If such demand is based on a claim by a third party, the indemnifying Party shall have the right to assume the entire control of the defense thereof, including at its own expense, employment of counsel reasonably satisfactory to the indemnified Party, and, in connection therewith, the Party claiming indemnification shall cooperate fully to make available to the indemnifying Party all pertinent information under its control; provided, however, that such assumption shall not constitute, or be deemed to be any evidence of, the indemnifying Party's admission of liability to the indemnified Party with respect to such matter. No settlement may be made by any indemnifying Party without the consent of the indemnified Party, unless such settlement only requires the payment of money damages and such amounts are paid in full by the indemnifying Party. The indemnified Party may, at its own expense, participate in any proceeding relating to any such claims as to which the indemnifying Party has assumed control pursuant to this Agreement.

                  (b) The indemnified Party agrees to cooperate fully with the indemnifying Party and its counsel in the defense against any asserted liability for which indemnification is claimed. Subject to the immediately preceding paragraph, any compromise of any asserted liability by the indemnifying Party shall require the prior written consent of the indemnified Party. If, however, the indemnified Party refuses its consent to a bona fide offer of settlement which the indemnifying Party wishes to accept and that involves no payment by or limitation on the indemnified Party, the indemnified Party may continue to pursue such matter, free of any participation by the indemnifying Party, at the sole expense of the indemnified Party. In such event, any obligation of the indemnifying Party to the indemnified Party shall be equal to the lesser of (i) the amount of the offer of settlement which the indemnified Party refused to accept plus the costs and expenses of the indemnified Party prior to the date the indemnifying Party notifies the indemnified Party of the offer of settlement, or (ii) the actual out-of-pocket amount the indemnified Party is obligated to pay as a result of such Party's continuing to pursue such matter. An indemnifying Party shall be entitled to recover from the indemnified Party any additional expenses incurred by such indemnifying Party as a result of the decision of the indemnified Party to pursue such matter.

                  (c) The gross amount which an indemnifying Party is liable to, for, or on behalf of the indemnified Party pursuant to this Section (the "Indemnifiable Loss") shall not be reduced by any insurance proceeds actually recovered by or on behalf of such indemnified Party related to the Indemnifiable Loss or by any tax benefit to the indemnified Party arising from the Indemnifiable Loss; provided, however, that, if an indemnified Party shall have received or shall have had paid on its behalf an indemnity payment in respect of an Indemnifiable Loss and shall subsequently actually receive directly or indirectly insurance proceeds or tax reductions in respect of such Indemnifiable Loss, then such indemnified Party shall pay to such indemnifying Party the amount of such insurance proceeds (subject to a reasonable reduction representing a good-faith estimate of any increase in insurance premiums caused by the payment of such insurance proceeds) and tax reductions or, if less, the amount of such indemnity payment. For purposes of this Section, tax reductions arising from an Indemnifiable Loss shall be determined after taking into account the tax increase, if any, arising from the receipt of insurance proceeds or indemnification payments by or on behalf of the indemnified Party.

         Section 10.05. Exclusivity. The indemnification provisions of this
Article 10 shall be the exclusive remedy of the Parties with respect to claims under this Agreement or the certificates or other documents delivered in connection herewith.


ARTICLE 11. MISCELLANEOUS

         Section 11.01. Notices. All notices to a Party hereto shall be in writing and delivered in person or mailed by certified mail, return receipt requested, or sent by facsimile, or sent by Federal Express delivery, with receipt showing acceptance signature, to such Party at its address set forth below (or such other address as it may from time to time designate in writing to the other parties hereto):

                  (a)      If to Seller:

                           Applied Extrusion Technologies, Inc.
                           3 Centennial Drive
                           Peabody, Massachusetts 01960
                                    Attention: Anthony J. Allott
                                               Daniel J. Sutherby
                           Fax: 978-538-1507

                           With a copy to:

                           Applied Extrusion Technologies, Inc.
                           3 Centennial Drive
                           Peabody, Massachusetts 01960
                                    Attention: Gerald M. Haines II, Esquire
                           Fax: (978) 538-1507

                           and with additional copy to:

                           Ropes & Gray
                           One International Place
                           Boston, Massachusetts 02110-2624
                                    Attention: Winthrop G. Minot, Esquire
                           Fax: (617) 951-7050

         (b)      If to Buyer:

                           c/o The Founders Fund of South Carolina, LP
                           Overlook Executive Park, Suite 1-D
                           Greenville, South Carolina 29607
                                    Attention: M. Dexter Hagy
                           Fax: (864) 240-7408

                           With a copy to:

                           Wyche, Burgess, Freeman & Parham, P.A.
                           44 East Camperdown Way
                           Greenville, South Carolina 29601
                                    Attention: William W. Kehl, Esquire
                           Fax: (864) 235-8900

Notice shall be deemed given upon receipt, on the next business day in the case of Federal Express delivery, on the third business day after mailing in the case of mailing and upon receipt in the case of fax transmission

         Section 11.02. Reasonable Assurances. Each Party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as the other Party may reasonably request from time to time in order to effectuate the provisions and purposes of this Agreement.

         Section 11.03. No Waiver. Each of the parties hereto shall have the right at all times to enforce the provisions of this Agreement in strict accordance with its terms and to pursue remedies for breach by any legal and equitable means, including by an action for specific performance, notwithstanding any conduct or custom on its part in refraining from doing so at any time or times. No failure to exercise and no delay in exercising, on the part of Buyer or Seller, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights provided are cumulative and not exclusive of any rights provided by law.

         Section 11.04. Amendments and Waivers. This Agreement may be modified or amended only by a writing signed by Buyer and Seller. No waiver of any term or provision hereof shall be effective unless in writing signed by the Party waiving such term or provision.

         Section 11.05. Construction. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws which would cause the application of the domestic substantive laws of any other jurisdiction. The non-exclusive forum for any dispute arising under this Agreement shall be the state or federal courts sitting in Boston, Massachusetts. The descriptive headings of the several Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 11.06. Binding Effect and Benefits; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and assigns, except that this Agreement may not be assigned by Buyer without the express written consent of Seller.

         Section 11.07. Prior Agreements. This writing embodies the entire agreement and understanding between the parties with respect to the transaction contemplated herein and supersedes all prior discussions, understandings and agreements concerning such matters.

         Section 11.08. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 11.09. Incorporation of Schedules. The Exhibits and Schedules attached hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its Exhibits and Schedules as an entirety). In the event of any conflict between the provisions of this Agreement and any such Schedule, the provisions of this Agreement shall control.

         Section 11.10. No Third Party Rights. This Agreement is not intended and shall not be construed to create any rights in any persons other than Seller and Buyer and no person shall assert any rights as third party beneficiary hereunder.

         Section 11.11. Expenses. Each of the Parties hereto shall bear the expenses incurred by it relating to the transactions contemplated by this Agreement, including without limitation fees and expenses of counsel, subject to such other arrangements as may be expressly set forth in the other documents executed or to be executed in connection with this Agreement.

         Section 11.12. Termination. This Agreement may be terminated at any time before Closing:

         (i)      by the mutual written consent of the parties hereto; or

         (ii) by Seller if the Closing shall not have taken place on or before the date that is 45 days after the date hereof; or

         (iii) automatically if the Closing shall not have taken place on or before the date that is 75 days after the date hereof, unless extended by written agreement of the parties hereto; or

         (iv) by Seller if any of the representations, warranties or covenants made by Buyer under this Agreement is not true or is breached in any material respect, or by Buyer if any of the representations, warranties or covenants made by Seller under this Agreement is not true or is breached in any material respect and, in either case, such untruth or breach remains uncured for more than five business days following written notice of the untruth or breach; or

         (v)      by Seller or Buyer pursuant to Section 9.12 or 9.13 hereof.

Upon termination of this Agreement under this Section 11.12, the Parties shall be released from all obligations arising under this Agreement except for obligations arising under Section 7.07 and Article 10 hereof and except as to liability (A) for willful misrepresentation or nondisclosure in connection with any representation or warranty made herein, (B) for any breach of the representations or covenants contained in Section 7.09 hereof or (C) for willful breach of any other covenant or agreement herein contained.

         Section 11.13. Assignments of Certain Instruments. Notwithstanding any other provision of this Agreement, to the extent that the assignment by Seller of any Contract or Right to be assigned hereunder shall require the consent or approval of another party thereto, this Agreement and the Bill of Sale shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Seller shall use its reasonable commercial efforts to obtain the written consent or approval to the assignment to Buyer of each such instrument with respect to which such consent is required for such assignment. If such consent or approval has not been obtained on or prior to the Closing Date, each Party agrees to cooperate with the other Party in any reasonable arrangement necessary or desirable to provide to Buyer the benefits of the instrument (subject to the assumption by Buyer of Seller's obligations thereunder).

         Section 11.14. Disclaimer of Other Representations and Warranties. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE PURCHASED ASSETS WILL BE SOLD BY SELLER TO BUYER ON AN "AS IS, WHERE IS" BASIS AND WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, EXCEPT AS MAY BE SPECIFICALLY SET FORTH HEREIN, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE COMPLETENESS OR ACCURACY OF ANY INFORMATION PREPARED FOR OR PRESENTED TO BUYER IN CONNECTION WITH THE SALE AND PURCHASE OF THE BUSINESS OR ANY DISCUSSIONS OR NEGOTIATIONS RELATING THERETO.



         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as a sealed instrument as of the date first above written.


                                 PRONET CORPORATION


                                 By: /s/ M. Dexter Hagy
                                     ---------------------------------------
                                 Print Name: M. DEXTER HAGY
                                 Title: President


                                 APPLIED EXTRUSION TECHNOLOGIES, INC.


                                 By: /s/ Anthony J. Allott
                                     ---------------------------------------
                                     ANTHONY J. ALLOTT
                                     Vice President and Chief Financial Officer


         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned Founders Fund of South Carolina, LP ("Founders Fund") hereby guarantees to Applied Extrusion Technologies, Inc. ("Seller") the punctual payment and performance of all of the obligations of ProNet Corporation ("Buyer") under the foregoing Asset Purchase and Sale Agreement, this guarantee being a guarantee of payment and not of collectibility and being in no way conditional or contingent; and, in the event any of Buyer's obligations under such Agreement are not paid and performed in full in accordance with such Agreement, Founders Fund will, without demand, protest or other notice of any kind whatsoever, from Seller or otherwise, immediately pay and perform the same in full; provided, however, that this guarantee shall terminate and shall be of no further force or effect if and when the Closing (as defined in such Agreement) shall occur.

         IN WITNESS WHEREOF, Founders Fund has duly executed and delivered this joinder as a sealed instrument as of the date of such Agreement.

                                 FOUNDERS FUND OF SOUTH CAROLINA, LP
                                 By Vaxa Capital Management, LLC,
                                    its general partner


                                 By /s/ M. Dexter Hagy
                                    ---------------------------------------
                                 Print Name: M. Dexter Hagy
                                 Title: Principal